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                                                                     EXHIBIT 8.2

                       [Rosenman & Colin LLP Letterhead]

February 10, 1997

Oxford Resources Corp.
270 South Service Road
Melville, New York 11747

Ladies and Gentlemen:

    You have requested our opinion regarding the discussion of the material U.S. federal income tax consequences under the captions "SUMMARY--Certain Federal Income Tax Consequences of the Merger" and "THE MERGER--Certain Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") which will be included in the Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Proxy Statement/Prospectus relates to the proposed merger of a newly-formed wholly-owned subsidiary of Barnett Banks, Inc. with and into Oxford Resources Corp. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

    We have reviewed the Proxy Statement/Prospectus and such other materials as we have deemed necessary or appropriate as a basis for our opinion described therein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant to such opinion.

    Based upon the foregoing, it is our opinion that the statements made under the captions "SUMMARY--Certain Federal Income Tax Consequences of the Merger" and "THE MERGER--Certain Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

    In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the caption "THE MERGER--Certain Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,
                                          Rosenman & Colin LLP

                                          By:         /s/ HOWARD ROTHMAN

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